UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2005

FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-12448	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into A Material Definitive Agreement.

On October 17, 2005, Flow International Corporation (the “Company”) entered into a Second Amendment to Registration Rights Agreement (the “Second Amendment”) with certain institutional investors. The Second Amendment relates to the terms of a Private Investment in Public Equity transaction (“PIPE Transaction”) that the Company closed on March 21, 2005 (the “Closing Date”). The PIPE Transaction involved the private placement with institutional investors of 17,473,116 units of securities, each unit of securities comprised of one share of common stock and a warrant to purchase one-tenth of a share of common stock, at a per-unit price of $3.72.

Under the terms of the PIPE Transaction, the Company was obligated to register the shares of common stock being sold, and the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 60 days of the Closing Date. Furthermore, the registration statement was to become effective within 180 days of the Closing Date (September 17, 2005) or the Company would incur certain penalties. By a first amendment the terms of the PIPE Transaction were amended to provide that the registration statement must become effective within 210 days of the Closing Date (October 17, 2005). By this Second Amendment, the terms of the PIPE Transaction were amended to provide that the registration statement must become effective within 285 days of the closing date (December 31, 2005) or certain penalties will be incurred. All other terms of the PIPE Transaction remain unchanged.

The foregoing is a summary of the terms of the Second Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1.	Form of Second Amendment to Registration Rights Agreement of Flow International Corporation, dated October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
(Registrant)

Date: October 18, 2005	By:	/s/ Stephen R. Light
Stephen R. Light
President and Chief Executive Officer

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